INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement of SendTec, Inc. (formerly known as Relationserve Media, Inc.) on Form S-8 of our report dated March 10, 2006, with respect to our audits of the consolidated financial statements of SendTec, Inc. (formerly known as Relationserve Media, Inc.) as of December 31, 2005 and for the year then ended, appearing in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on July 14, 2006 (File No. 333-132586) of SendTec, Inc. for the year ended December 31, 2005.

New York, New York
October 4, 2006